Exhibit 21.1

Direct and Indirect Subsidiaries of KBS Real Estate Investment Trust II, Inc.

CA Capital Management Services, LLC	KBSII REIT Acquisition XVII, LLC
KBS Limited Partnership II	KBSII REIT Acquisition XVIII, LLC
KBS Debt Holdings II, LLC	KBSII REIT Acquisition XIX, LLC
KBS Debt Holdings II X, LLC	KBSII REIT Acquisition XX, LLC
KBS REIT Holdings II LLC	KBSII Torrey Reserve West, LLC
KBS REIT Properties II, LLC	KBSII Willow Oaks, LLC
KBS REIT II Finance LLC
KBS TRS Services, LLC
KBS II Securities LLC
KBSII 100-200 Campus Drive, LLC
KBSII 300-600 Campus Drive, LLC
KBSII 300 North LaSalle, LLC
KBSII 350 Plumeria, LLC
KBSII 445 South Figueroa, LLC
KBSII 601 Tower, LLC
KBSII 2500 Regent Boulevard, LLC
KBSII Crescent VIII, LLC
KBSII Emerald View, LLC
KBSII Gateway Corporate Center, LLC
KBSII Granite Tower, LLC
KBSII Hartman Business Center, LLC
KBSII Horizon Tech Center, LLC
KBSII Mountain View, LLC
KBSII National City Tower, LLC
KBSII One Main Place, LLC
KBSII Pierre LaClede Center, LLC
KBSII Plano Business Park, LLC
KBSII REIT Acquisition I, LLC
KBSII REIT Acquisition II, LLC
KBSII REIT Acquisition III, LLC
KBSII REIT Acquisition IV, LLC
KBSII REIT Acquisition V, LLC
KBSII REIT Acquisition VI, LLC
KBSII REIT Acquisition VII, LLC
KBSII REIT Acquisition VIII, LLC
KBSII REIT Acquisition IX, LLC
KBSII REIT Acquisition X, LLC
KBSII REIT Acquisition XI, LLC
KBSII REIT Acquisition XII, LLC
KBSII REIT Acquisition XIII, LLC
KBSII REIT Acquisition XIV, LLC
KBSII REIT Acquisition XV, LLC
KBSII REIT Acquisition XVI, LLC